UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2005

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PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive office) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

As previously reported on its Current Report on Form 8-K filed on August 5, 2005 (the “August 5 Form 8-K”), on August 2, 2005, PanAmerican Bancorp (the “Company”) entered into a definitive Securities Purchase Agreement, dated as of August 1, 2005 (the “Purchase Agreement”), with York Capital Management, L.P., York Investment Limited and York Global Value Partners, L.P. (collectively, the “York Entities”) to purchase, in the aggregate, 3,150,000 units of the Company (the “Units”), subject to receipt of bank regulatory approval by the York Entities to complete the acquisition of the Units. On September 13, 2005 and October 18, 2005, the York Entities received the necessary state bank regulatory approval and federal bank regulatory approval, respectively. On October 27, 2005, the Company completed the private placement of $12.6 million of Units to the York Entities (the “York Private Placement”). In connection with the York Private Placement, the Company and the York Entities also entered into the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 1, 2005. Forms of the Purchase Agreement and the Registration Rights Agreement are attached as exhibits to the August 5 Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Pursuant to the terms of the Purchase Agreement, the Company sold 3,150,000 Units, each of which consisted of one share of common stock, par value $.01 per share (“Common Stock”), and one Series F Common Stock Purchase Warrant (the “Series F Warrant” and, together with the Purchase Agreement and the Registration Rights Agreement, the “York Private Placement Documents”) to purchase 0.5 shares of Common Stock, at a purchase price of $4.00 per Unit.

The Company also agreed, as part of the compensation of the placement agents engaged by the Company in connection with the York Private Placement, to issue to the placement agents, in the aggregate, Series F Warrants to purchase a number of shares of Common Stock equal to 6% of the total number of shares of Common Stock, including shares of Common Stock issuable upon the exercise of the Series F Warrants, issued in the York Private Placement. The son of the Company’s Chief Executive Officer and President is the majority owner of one of the placement agents involved in the York Private Placement.

For additional information relating to the York Private Placement and the York Private Placement Documents, see the August 5 Form 8-K. The foregoing brief summary of the York Private Placement Documents is not intended to be complete and is qualified in its entirety by reference to the documents attached as exhibits to the August 5 Form 8-K.

Item 3.02

Unregistered Sales of Equity Securities.

On October 27, 2005, the Company raised $12.6 million by selling 3,150,000 Units, consisting of, in aggregate, 3,150,000 shares of Common Stock and Series F Warrants to purchase 1,575,000 shares of Common Stock, at a purchase price of $4.00 per Unit, to the York Entities in the York Private Placement described in Item 1.01 above. In addition, the Company issued Series F Warrants to purchase, in aggregate, 283,500 shares of Common Stock to the placement agents, as part of compensation for their services related to the York Private Placement. The Company is also obligated to pay, in aggregate, fees and commission of approximately $1.5 million to the placement agents.

The terms of the Series F Warrant, including, but not limited to, the terms of exercise into shares of Common Stock, are described in August 5 Form 8-K. The Company offered and sold all of its shares of Common Stock and Series F Warrants in the York Private Placement to “accredited investors,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising, and, as a result, the Company relied on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Rule 506 of Regulation D.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

None.

(b)

Pro forma financial information.

None.

(c)

Exhibits.

Exhibit No.	Description

10.1

Form of Securities Purchase Agreement, dated as of August 1, 2005, by and among the Company and the Investors (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).

10.2

Form of Registration Rights Agreement, dated as of August 1, 2005, by and among the Company and the Investors (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).

10.3	Form of Series F Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2005

PANAMERICAN BANCORP

By:	/s/ MICHAEL E. GOLDEN
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Securities Purchase Agreement, dated as of August 1, 2005, by and among the Company and the Investors (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).

10.2

Form of Registration Rights Agreement, dated as of August 1, 2005, by and among the Company and the Investors (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).

10.3	Form of Series F Common Stock Purchase Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 5, 2005).